SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement            [ ] Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12



                             TAGIT-IT PACIFIC, INC.
================================================================================
                              (Name of Registrant)


================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No Fee Required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


================================================================================
     (2)  Aggregate number of securities to which transactions applies:


================================================================================
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


================================================================================
     (4)  Proposed maximum aggregate value of transaction:


================================================================================
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


================================================================================
     (2)  Form, Schedule or Registration Statement No.:


================================================================================
     (3)  Filing party:


================================================================================
     (4)  Date Filed:


================================================================================

                              TAG-IT PACIFIC, INC.
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------


TIME..........................  11:00 a.m. Pacific Daylight Time on
                                June 14, 2002

PLACE.........................  Tag-It Pacific, Inc.'s Corporate Headquarters at
                                21900 Burbank Boulevard, Suite 270, Woodland
                                Hills, California 91367.

ITEMS OF BUSINESS.............  (1)     To elect two Class II members of the
                                        Board of Directors for three-year terms.
                                        The persons nominated by our Board of
                                        Directors (Messrs. Michael Katz and
                                        Jonathan Burstein) are described in the
                                        accompanying Proxy Statement.

                                (2)     To approve an amendment to the
                                        Company's 1997 Stock Plan to increase
                                        the maximum number of shares of common
                                        stock that may be issued pursuant to
                                        awards granted under the plan from
                                        2,077,500 shares to 2,277,500 shares;
                                        and (3) To transact such other business
                                        as may properly come before the Annual
                                        Meeting and any adjournment or
                                        postponement.

RECORD DATE...................  You can vote if you were a stockholder of the
                                Company at the close of business on April 19, 2002.

PROXY VOTING..................  All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED ---- IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE ANNUAL MEETING.

Woodland Hills, California
April 22, 2002

                                Ronda Sallmen
                                CHIEF FINANCIAL OFFICER

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED. TAG-IT PACIFIC, INC. 21900 BURBANK BOULEVARD, SUITE 270, WOODLAND HILLS, CALIFORNIA 91367

                                                            TAG-IT PACIFIC, INC.
                                             21900 BURBANK BOULEVARD, SUITE 270,
                                                WOODLAND HILLS, CALIFORNIA 91367


     PROXY STATEMENT
--------------------------------------------------------------------------------

     These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Tag-It Pacific, Inc., a Delaware corporation ("Tag-It," the "Company", "we", or "us"), of Proxies to be voted at our 2002 Annual Meeting of stockholders and at any adjournments or postponements.

     You are invited to attend our Annual Meeting of stockholders on June 14, 2002, beginning at 11:00 a.m. Pacific Daylight Time. The meeting will be held at the Company's corporate headquarters at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

STOCKHOLDERS ENTITLED TO VOTE.

     Holders of Tag-It common stock and convertible redeemable series C preferred stock at the close of business on April 19, 2002 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of April 19, 2002, there were 9,276,409 shares of common stock outstanding. Holders of our convertible redeemable series C preferred stock have the right to vote with our common stock based on the number of common shares that the series C preferred shares could be converted into on the record date. As of April 19, 2002, the convertible redeemable series C preferred stock was convertible into 607,288 shares of common stock, which shares are entitled to vote with our common stock.

PROXIES.

     Your vote is important. If your shares are registered in your name, you are a share owner of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All share owners can vote by written Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a share owner of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM.

     The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING.

     Each share of Tag-It common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS.

     The two nominees for Class II director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

AMENDMENT OF THE 1997 STOCK PLAN.

     It is proposed to amend the 1997 Stock Plan to increase the number of shares of common stock that the Company may issue pursuant to awards under the 1997 Stock Plan from 2,077,500 shares to 2,277,500 shares. This amendment will require the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of common stock that are present or represented by proxy at the Annual Meeting.

OTHER MATTERS.

     At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

MAILING OF PROXY STATEMENTS.

     We anticipate mailing this Proxy Statement and the accompanying Proxy to stockholders on or about May 1, 2002.

ITEM 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Item 1 is the election of two members of the Board of Directors. In accordance with our Certificate of Incorporation, the Board of Directors is grouped into three classes. At each Annual Meeting, directors constituting one class are elected, each for a three-year term. Our bylaws presently provide that the number of directors shall not be less than two nor more than nine, with the exact number to be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at eight.

     The Class II directors whose terms expire at the 2002 Annual Meeting are Michael Katz and Jonathan Burstein. The Board of Directors has nominated Michael Katz and Jonathan Burstein to serve as Class II directors for terms expiring in 2005. The Class III directors are serving terms that expire in 2003, and the Class I directors are serving terms that expire in 2004. Two Class II directors will be elected at the Annual Meeting.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

     The Board of Directors proposes the election of the following nominees as Class II directors:

                                  Michael Katz
                                Jonathan Burstein

     If elected, Mr. Katz and Mr. Burstein are expected to serve until the 2005 Annual Meeting of stockholders. The two nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

     The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth information with respect to nominees, continuing directors and officers of the Company as of April 19, 2002:

                        DIRECTORS AND EXECUTIVE OFFICERS

                                                 YEAR FIRST
                                                 ELECTED OR
                                                 APPOINTED
NAME                                   AGE       DIRECTOR        POSITION
-----------------------------------   -----      -----------     ------------------------------------------
NOMINEES:
CLASS II DIRECTORS
(terms expiring in 2002)

Michael Katz.......................    60        1998            Director
Jonathan Burstein (2)..............    35        1999            Vice President of Operations and Director
CONTINUING DIRECTORS:
CLASS I DIRECTORS (1)
(terms expiring in 2004)

Kevin Bermeister...................    41        1999            Director
Brent Cohen........................    43        1998            Director
CLASS III DIRECTORS
(terms expiring in 2003)

Mark  Dyne (3).....................    41        1997            Chairman of the Board of Directors
Colin Dyne (3).....................    39        1997            Chief Executive Officer, President and
                                                                    Director
Donna Armstrong....................    40        2001            Director
OTHER OFFICERS:
Jonathan Markiles..................    37                        Secretary and Vice President of Strategic
                                                                    Planning and Business Development
Ronda Sallmen......................    36                        Chief Financial Officer

-----------------

     (1)  There is currently a vacancy in the Class II directors.

     (2)  Jonathan Burstein is Colin Dyne's and Mark Dyne's brother-in-law.

     (3)  Colin Dyne and Mark Dyne are brothers.

CLASS II DIRECTOR NOMINEES: TERMS EXPIRING IN 2002

   MICHAEL KATZ                    Mr. Katz has served on our Board of Directors
                            since 1998. Mr. Katz has served as President, Chief Operating Officer and director of Transducer Controls Corporation, a manufacturer of position and pressure transducers, from 1987 to the present. During the same period, Mr. Katz has also served as President, Chief Operating Officer and director of Tedea-Huntleigh, Inc., a manufacturer of load-cells and force-transducers. Since 1999, Mr. Katz has also served as Chairman of Lebow Products, a manufacturer of torque-transducers. Mr. Katz holds an MBA and Bachelor of Science degree in mechanical engineering.

                            MEMBER: AUDIT COMMITTEE


   JONATHAN BURSTEIN               Mr. Burstein has served as our Vice President
                            of Operations since 1999 and has served on our Board of Directors since 1999. During this period, Mr. Burstein has been responsible for many of the internal operations of the Company, including logistics, purchasing and managing key customer relationships. From 1987 until 1999, Mr. Burstein has been responsible for managing many of our largest customer accounts, including transitioning customers to our MANAGED TRIM SOLUTION e-commerce system. Mr. Burstein is the brother-in-law of Colin Dyne and Mark Dyne.


CLASS I DIRECTOR NOMINEES: TERMS EXPIRING IN 2004

   KEVIN BERMEISTER                Mr. Bermeister has served on our Board of
                            Directors since 1999. He has been a director of Brilliant Digital Entertainment, Inc. since August 1996 and has served as its President since October 1996 and as its Chief Executive Officer since the beginning of 2001. Mr. Bermeister is a director of Sega Ozisoft Pty. Ltd. and previously served as its Co-Chief Executive Officer. Mr. Bermeister is a founder of Sega Ozisoft which commenced business in 1982. Mr. Bermeister also is a director of Packard Bell NEC Australia Pty. Ltd. and Jacfun Pty. Ltd. Jacfun owns the Darling Harbour property occupied by the Sega World indoor theme park in Sydney, Australia. Mr. Bermeister has served on numerous advisory boards, including Virgin Interactive Entertainment Ltd.

                            MEMBER: COMPENSATION COMMITTEE, AUDIT COMMITTEE

   BRENT COHEN                     Mr. Cohen has served on the Board of
                            Directors since 1998. Mr. Cohen has served as president and chief executive officer of US SEARCH since February 2000. From July 1987 through October 1998, Mr. Cohen held senior management positions with Packard Bell NEC (formerly Packard Bell Electronics), including Chief Operating Officer, Chief Financial Officer and President--Consumer and International. Subsequently, Mr. Cohen served on the board of advisors and directors of several companies from October 1998 through January 2000. From January 1980 through December 1982 and from January 1985 through June 1987 Mr. Cohen held various management positions in both the management consulting and auditing practice of Arthur Young & Company (now Ernst & Young). Mr. Cohen holds a Bachelor of Commerce degree, a Graduate Diploma in Accounting and an MBA from the University of Cape Town in South Africa. He is also a chartered accountant.

                            MEMBER: COMPENSATION COMMITTEE, AUDIT COMMITTEE

CLASS III DIRECTORS: TERMS EXPIRING IN 2003

   MARK DYNE                       Mr. Dyne has served as Chairman of the Board
                            of Directors since 1997. He has served as Chairman of the Board of Directors of Brilliant Digital Entertainment, Inc., a publicly traded corporation, since October 1996. Mr. Dyne has served as the Chief Executive Officer and also the Managing Director of Eurocapital, LLC, a merchant banking and advisory firm since July 2000. He is a founder and director of Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand. He is also a director of Monto Holdings Pty., Ltd., a private investment company. From November 1998 to March 2000, Mr. Dyne served as Chairman and Chief Executive Officer of Sega Gaming Technology Inc., a Las Vegas based gaming company. From October 1998 to December 1999, Mr. Dyne also served as Chairman and Chief Executive Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games that is based in London, England. Mr. Dyne was a founder of Packard Bell NEC Australia Pty. Ltd., a manufacturer and distributor of personal computers through the Australian mass merchant channel.


   COLIN DYNE                      Mr. Dyne founded Tag-It, Inc., one of our
                            subsidiaries, in 1991 with his father, Harold Dyne, and has served as our President since inception and as our Chief Executive Officer since 1997. Before founding Tag-It, Inc. in 1991, Mr. Dyne worked in numerous positions within the stationery products industry, including owning and operating retail stationery businesses and servicing the larger commercial products industry through contract stationery and printing operations. Mr. Dyne is the brother of Mark Dyne.


   DONNA ARMSTRONG                 Ms. Armstrong was appointed as a member to
                            the Board of Directors in September 2001. From 1996 to present, Ms. Armstrong has been employed by the UK-based thread conglomerate Coats plc where she has held several key positions with the Coats North American businesses, Finance Director of the Coats European businesses and most recently as the Chief Financial Officer of the Coats North American businesses. Ms. Armstrong served as the Accounting Manager for Continental General Tire, a German-owned tire manufacturer, from 1995-1996. Before joining Continental General Tire, Ms. Armstrong was employed with Deloitte & Touche for 11 years where she attained the position of Senior Manager in the Audit Advisory Services practice in Charlotte, North Carolina. In this role, she was responsible for providing audit and business advisory services to private and publicly held companies with primary focus in the manufacturing industry. Ms. Armstrong is a certified public accountant for the state of North Carolina.

OTHER OFFICERS

   JONATHAN MARKILES               Mr. Markiles is our Vice President, Strategic
                            Planning and Business Development, and Secretary. Mr. Markiles joined Tag-It, Inc. in May 1994 as our general manager where he has been responsible for production, distribution and international operations. Before joining Tag-It, Inc., Mr. Markiles received his MBA from the University of Southern California in May 1994. From 1987 until August 1992, Mr. Markiles held various operational positions with Windshields America, Inc., a national chain of autoglass stores.

   RONDA SALLMEN                   Ms. Sallmen has served as our Chief Financial
                            Officer since she joined us in June 2000. Before joining us, Ms. Sallmen was a senior manager at BDO Seidman, LLP, independent public accountants, where she was the director of the Apparel Industry Practice in Los Angeles, California. In this role, she was responsible for providing audit, transaction support and business advisory services to private and publicly held companies. Ms. Sallmen has over ten years experience in the apparel industry. She was also a member of the advisory board of a leading apparel industry group. Ms. Sallmen is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California State Society of Certified Public Accountants.

     Pursuant to the series C preferred stock purchase agreement entered into by us and Coats North America Consolidated, Inc., and for so long as Coats North America Consolidated holds 66 2/3% of the shares of the our series C preferred stock that it purchased in September 2001, we have agreed to use commercially reasonable efforts to cause a representative designated by Coats North America Consolidated to be nominated to serve as director of our company. Donna Armstrong currently serves as one of our directors pursuant to this agreement.

BOARD MEETINGS AND COMMITTEES.

     The Board of Directors held four meetings and acted four additional times by unanimous written consent during fiscal 2001. Each director attended at least 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2001. The Board of Directors maintains an audit committee and a compensation committee.

     The audit committee currently consists of Messrs. Bermeister, Cohen and Katz. The compensation committee currently consists of Messrs. Bermeister and Cohen.

     The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board. The audit committee recommends the engagement of independent public accountants, reviews the scope of the audit to be conducted by the independent public accountants and meets quarterly with the independent public accountants and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls. The audit committee reports its recommendations as to the approval of our financial statements to the Board of Directors. All audit committee members are independent directors as defined in the listing standards of the American Stock Exchange. The audit committee held four meetings during fiscal 2001.

     The compensation committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan and executive incentive compensation. The compensation committee held two meetings during fiscal 2001.

DIRECTOR COMPENSATION

     We currently pay nonemployee directors $1,500 for their personal attendance at any meeting of the Board of Directors and $500 for attendance at any telephonic meeting of the Board of Directors or at any meeting of a committee of the Board of Directors. Non-employee directors, Messrs. Bermeister, Cohen and Katz, received 10,000 options each to purchase shares of the Company's common stock in fiscal 2001. We also reimburse directors for their reasonable travel expenses incurred in attending board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     There are no interlocking relationships involving any of our compensation committee members required by the Securities and Exchange Commission to be reported in this Proxy Statement and none of our officers or full-time employees serves on our compensation committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.


                           SUMMARY COMPENSATION TABLE

                                                                    ANNUAL                LONG TERM
                                                                 COMPENSATION            COMPENSATION
                                                            --------------------------   ------------
                                                                                          NUMBER OF
                                             FISCAL YEAR                                  SECURITIES
NAME AND                                       ENDED                                      UNDERLYING
PRINCIPAL POSITION                           DECEMBER 31      SALARY        OTHER (1)      OPTIONS
------------------------------------------   -----------    -----------    -----------   -----------
Colin Dyne................................      2001         $ 326,536     $   51,680        50,000
      Chief Executive Officer,                  2000           317,000         54,940       140,000
        President and Director                  1999           229,251         27,921       145,000

Jonathan Burstein.........................      2001         $ 187,596     $   22,434        15,000
      Vice President of Operations              2000           167,980         27,942        50,000
        and Director                            1999           175,168         35,929        20,000

Ronda Sallmen (2).........................      2001         $ 142,308     $    8,833        20,000
       Chief Financial Officer                  2000            74,505          1,554        55,000

Jonathan Markiles ........................      2001           190,769     $       --        15,000
      Vice President of Strategic               2000           178,846             --        30,000
        Planning and Business                   1999           154,462             --        15,000
        Development and Secretary

(1) Other compensation indicated in the above table consists of car and expense allowances and medical and disability insurance.

(2)  Ms. Sallmen joined the Company in June 2000.

OPTION GRANTS IN FISCAL 2001

     The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001. This information includes hypothetical potential gains from stock options granted in fiscal 2001. These hypothetical gains are based entirely on assumed annual growth rates of 5.0% and 10.0% in the value of our common stock price over the 10-year life of the stock options granted in fiscal 2001. These assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.


                          OPTION GRANTS IN FISCAL 2001

                                       PERCENT OF
                                         TOTAL
                          NUMBER OF     OPTIONS
                          SECURITIES   GRANTED TO   EXERCISE OR                POTENTIAL REALIZED VALUE
                          UNDERLYING    EMPLOYEES    BASE PRICE                AT ASSUMED RATE OF STOCK
                           OPTIONS      IN FISCAL    PER SHARE    EXPIRATION    PRICE APPRECIATION FOR
         NAME              GRANTED      YEAR (1)        (2)          DATE            OPTION TERM (3)
-----------------------   ----------   -----------  -----------   ----------   ------------------------
                                                                                   5%             10%
                                                                               ---------       ---------
Colin Dyne.............     50,00(4)      10.3%      $ 3.640       11/8/11      $ 9,100         $18,200

Jonathan Burstein......     15,000         3.1         3.640       11/8/11        2,730           5,460

Ronda Sallmen..........     20,000         4.1         3.640       11/8/11        3,640           7,280

Jonathan Markiles......     15,000         3.1         4.250       4/25/11        3,188           6,375

(1) We granted options covering an aggregate of 485,000 shares of common stock to employees during the fiscal year ended December 31, 2001.
(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to various conditions.
(3) The realizable value at assumed rate of stock price appreciation for option term is calculated using the potential realizable value of each grant.
(4)  These options vested immediately upon the date of the grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2001, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the underlying securities on the American Stock Exchange ($3.95 per share) on December 31, 2001, the last trading day during 2001, as reported by the American Stock Exchange.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                         SHARES                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                        ACQUIRED                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                           ON        VALUE     OPTIONS AT DECEMBER 31, 2001       DECEMBER 31, 2001
        NAME            EXERCISE    REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------   --------    --------   -----------    -------------   -----------   -------------
Colin Dyne ..........      --       $  --         335,000             --         $ 25,500       $     --
Jonathan Burstein....      --          --          92,500         22,500           63,625         24,525
Ronda Sallmen........      --          --          51,875         23,125            6,000          6,200
Jonathan Markiles....      --          --          75,000          5,000           42,750         13,250


EMPLOYMENT CONTRACTS

     None of the Named Executive Officers have employment agreements with the Company and their employment may be terminated at any time.

STOCK INCENTIVE PLAN

     The Company adopted the Tag-It Pacific, Inc. 1997 Stock Plan (the "1997 Plan") in October 1997. The purpose of the 1997 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 1997 Plan is 2,077,500, subject to certain adjustments to prevent dilution. Any shares of common stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the 1997 Plan.

     The 1997 Plan authorizes its administrator to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of (1) shares of common stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the common stock, or (3) any other security or benefit with a value derived from the value of the common stock. Any stock option granted may be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1997 Plan, the Compensation Committee will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. No participant may receive awards representing more than 25% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 1997 Plan.

     As of December 31, 2001, 531,500 shares of common stock remained available for grant of awards to eligible participants under the 1997 Plan.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which currently is comprised of two independent, non-employee directors, also grants all stock options and otherwise administers the 1997 Plan. In connection with its deliberations, the committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

     TOTAL COMPENSATION. It is the philosophy of the committee that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of the Company and the share price of the common stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. The principal elements of total compensation paid to executives of the Company are as follows:

     BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. Base salaries may be annually adjusted in the sole discretion of the committee to reflect changes in any of the foregoing factors.

     STOCK INCENTIVE PLAN OPTIONS AND AWARDS. Under the 1997 Plan, the committee is authorized to grant any type of award which might involve the issuance of shares of common stock, options, warrants, convertible securities, stock appreciation rights or similar rights or any other securities or benefits with a value derived from the value of the common stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and stock price of the Company.

     ANNUAL INCENTIVES. The committee believes that executive compensation should be determined with specific reference to the Company's overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company's performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the committee's assessment of such matters as the enhancement of the Company's image and reputation, expansion into new markets, and the development and success of new strategic relationships and new marketing opportunities.

     DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. The committee believes that the Chief Executive Officer's compensation should be determined with specific reference to the Company's overall performance and goals applying the same quantitative and qualitative factors with which it determines the annual incentives of its other executive officers. The committee set the base salary for the Chief Executive Officer for the fiscal year 2001 at a level which is designed to provide the Chief Executive Officer with a salary which is competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with the Chief Executive Officer's experience.

     OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

     All compensation paid to the Company's employees in fiscal 2001will be fully deductible. With respect to compensation to be paid to executives in 2002 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

                                                  Compensation Committee:

                                                            Kevin Bermeister
                                                            Brent Cohen

                            REPORT OF AUDIT COMMITTEE

     The audit committee of the Board of Directors, which consists of 3 independent directors, as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange, has furnished the report set forth below.

     The audit committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board. The audit committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

     The audit committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2001, the audit committee:

     - Reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and BDO Seidman, LLP ("BDO"), the Company's independent auditors;

     - Discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

     - Received written disclosures and a letter from BDO regarding its independence as required by Independence Standards Board Standard No.
          1. The audit committee discussed with BDO their independence; and

     - Based on its review of the audited financial statements and discussions with management and BDO, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     The audit committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

     AUDIT FEES

     The aggregate fees billed by BDO for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year, were $99,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BDO did not bill any fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

     ALL OTHER FEES

     The aggregate fees billed by BDO for services rendered to the Company other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001, were $41,550.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                       Audit Committee:

                                                Kevin Bermeister
                                                Brent Cohen
                                                Michael Katz

                                PERFORMANCE GRAPH

     The following graph sets forth the percentage change in cumulative total stockholder return of the common stock of the Company during the period from January 23, 1998 to December 31, 2001, compared with the cumulative returns of the American Stock Exchange Composite Index and The Dow Jones Textiles & Apparel Index. The comparison assumes $100 was invested on January 23, 1998 in the common stock of the Company and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                COMPARISON OF 47 MONTH CUMULATIVE TOTAL RETURN*
            AMONG TAG-IT PACIFIC, INC., THE AMEX MARKET VALUE INDEX
                   AND THE DOW JONES TEXTILES & APPAREL INDEX



                               [GRAPHIC OMITTED]






                                                             Cumulative Total Return
                               -------------------------------------------------------------------------
                                January 23,   December 31,   December 31,   December 31,    December 31,
                                   1998          1998           1999           2000            2001
                               -------------------------------------------------------------------------
Tag-it Pacific, Inc.              100.00         109.38         140.63         101.58           98.75
AMEX Market Value                 100.00         107.33         137.12         140.90          134.27
Dow Jones Textiles & Apparel      100.00          83.74          81.52          99.06           99.90

           CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or senior officers of the Company, nor any stockholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2001, or which is presently proposed.

TRANSACTIONS INVOLVING OUR OFFICERS, DIRECTORS, OR THEIR IMMEDIATE FAMILY AND AFFILIATES

     D.P.S. Associates, a general partnership in which Harold Dyne, our former President and a former director was a general partner, was the lessor of our former executive offices located at 3820 South Hill Street in Los Angeles, California, pursuant to a lease agreement with Pacific Trim & Belt, Inc., one of our subsidiaries. The lease with D.P.S. Associates provided for base rent of $9,072 per month on a month-to-month basis. We relocated our executive offices to Woodland Hills, California, in May 2001 and terminated our lease agreement with D.P.S. Associates.

     From January 1996 through May 1999, Averil Capital Markets Group, Inc., a financial advisory firm founded and controlled by Diana Maranon, has performed various services for AGS Stationery and us, including investigation of strategic financing and other corporate growth initiatives. Ms. Maranon served as one of our directors from January 1998 until May 1999. As consideration for these services, AGS Stationery paid Averil the aggregate amount of $26,123, including out of pocket expenses. As additional compensation for services rendered, AGS Stationery granted to Chloe Holdings, Inc., an affiliate of Averil, warrants to purchase up to 135 shares of common stock of AGS Stationery, and we paid Averil $175,000 upon consummation of our initial public offering. Immediately prior to our initial public offering, the warrants granted to Chloe Holdings became exercisable for 22,841 shares of our common stock. In November 1999, Chloe Holdings exercised the options on a cashless basis and received 19,379 shares of our common stock. On September 10, 2001, we issued an additional 20,000 warrants to Chloe Holdings, Inc. for consulting services provided on our behalf. The warrants are exercisable at $5.00 per share and expire on July 18, 2004. Consulting fees of $366,000 paid to Averil for the year ended December 31, 2001 were for services rendered in connection with the refinancing of our bank loan.

     For the year ended December 31, 2001, we paid $150,000 in consulting fees to Diversified Consulting, LLC, a company owned by Audrey Dyne, mother of Colin Dyne and Mark Dyne, and $64,900 in consulting fees to Kevin Bermeister, a director.

     Murray Markiles, who is Jonathan Markiles' brother, is a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P., our corporate legal counsel. As compensation for legal services performed by Akin, Gump, Strauss, Hauer & Feld, L.L.P. in connection with our initial public offering, we granted to Akin, Gump, Strauss, Hauer & Feld, L.L.P. a warrant to purchase 35,555 shares of common stock at an exercise price of $3.60 per share. In October 1998, we repriced the warrants issued to Akin, Gump, Strauss, Hauer & Feld, L.L.P. from $3.60 per share to $1.50 per share. The warrant is currently exercisable, expires on December 31, 2003 and provides for piggyback registration rights.

     Monto Holdings Pty. Ltd. and NPM Investments, Inc. have made loans to our subsidiaries to be used for general working capital purposes and other purposes. Mark Dyne, our Chairman, holds a significant equity interest in Monto Holdings Pty. Ltd. and NPM Investments, Inc. Alan Saloner, one of our stockholders, holds a significant equity interest in NPM Investments, Inc. Kevin Bermeister, one of our directors, holds an equity interest in Monto Holdings Pty. Ltd. The loans from Monto Holdings Pty. Ltd. and NPM Investments, Inc. are all evidenced by promissory notes executed by the subsidiary and are due and payable on the fifteenth day following the date on which the holder of the promissory note makes written demand for payment.

     The following are details of the loans from Monto Holdings Pty. Ltd.:

     o loans in October 1997 of $12,000 to AGS Stationery and of $110,000 in November 1997 to Pacific Trim & Belt, Inc., to fund expenses incurred in connection with our initial public offering, each at interest rates of 7.5% per annum (repaid $40,000 in 1999 and $82,000 in 2000);

     o a loan in February 1996 of $300,000 to AGS Stationery, Inc. at an interest rate of 7.5% per annum (repaid in January 1998);

     o a loan in January 1995 of $124,626 to Pacific Trim & Belt, Inc. at an interest rate of 10.0% per annum (of which we had repaid $63,707 to Monto Holdings Pty. Ltd. through December 31, 2001);

     The following are details of the loans from and other transactions with NPM Investments, Inc.:

     o a loan in August 1996 of $715,000 to Tag-It, Inc. at an interest rate of 7.5% per annum, of which $400,000 was converted into 266,666 shares of common stock on October 15, 1998 (balance repaid in February 1999);

     o loans in September and October 1997 of $126,972 to Tag-It, Inc, at an interest rate of 7.5% per annum to fund expenses incurred in connection with our initial public offering (repaid in July 1998); and

     o an additional $400,000 of indebtedness loaned by NPM Investments, Inc to our subsidiaries was converted into 266,666 shares of our common stock, effective October 15, 1998. We issued these shares to Heathmount International Limited, a company in which Alan Saloner holds an equity interest. Mark Dyne did not receive any interest, directly or indirectly, in the shares issued to Heathmount International Limited upon conversion of this indebtedness.

     Mark Dyne loaned us $160,000 in August 1999 and $15,000 in January 1999. This indebtedness is evidenced by unsecured promissory notes, dated August 17, 1999 and January 31, 1999, which are due and payable on demand and bear interest at a rate of 7.0% and 7.5% per annum. During the year ended December 31, 2000, we repaid $95,205 to Mr. Dyne. In October 2000, Mark Dyne loaned us a further $500,000. This indebtedness is evidenced by a convertible secured subordinated promissory note, dated October 4, 2000, which is due and payable on demand, bears interest at a rate of 11.0% per annum and convertible at the election of the holder into our common stock at a price of $4.50 per share. At December 31, 2001, we were indebted to Mr. Dyne in the aggregate amount of $579,795.

     As of December 31, 2001, Colin Dyne was indebted to Tag-It, Inc. as part of a series of loans in the aggregate amount of $589,803. A portion of this indebtedness is evidenced by a promissory note, dated August 31, 1997, in the principal amount of $71,542 and a promissory note, dated October 15, 1997, in the principal amount of $6,089. Both promissory notes are due and payable on demand and bear interest at a rate of 7.5% per annum. The remaining indebtedness is due and payable on demand and bears interest at 8.5% and prime. In addition to these two promissory notes, Colin Dyne loaned the Company $185,000 in December 2000. The note payable is unsecured, bears interest at a rate of 11% and is due on demand. The largest aggregate net amount due from Mr. Dyne during the year ended December 31, 2001 amounted to $404,803.

     As of December 31, 2001, Jonathan Burstein was indebted to Tag-It, Inc. as part of a series of loans in the aggregate amount of $86,365, the largest aggregate balance during the year ended December 31, 2001. This indebtedness bears interest of 7.5 % and is due and payable on demand.

     In a series of sales on December 28, 2001, January 7, 2002 and January 8, 2002, we entered into stock and warrant purchase agreements with three private investors, including Mark Dyne, the chairman of our board of directors. Pursuant to the stock and warrant purchase agreements, we issued an aggregate of 516,665 shares of common stock at a price per share of $3.00 for aggregate proceeds of $1,549,995. The stock and warrant purchase agreements also include a commitment by one of the investors to purchase an additional 400,000 shares of common stock at a price per share of $3.00 at a second closing (subject of certain conditions) on or prior to October 1, 2002 for additional proceeds of $1,200,000. Pursuant to the stock and warrant purchase agreements, 258,332 warrants to purchase common stock were issued, including 83,334 warrants issued to Mark Dyne. The warrants are exercisable immediately after closing, one half of the warrants at 110% and the second half at an exercise price of 120% of the market value of our common stock on the date of closing. The exercise price for the warrants shall be adjusted upward by 25% of the amount, if any, that the market price of our common stock on the exercise date exceeds the initial exercise price (as adjusted) up to a maximum exercise price of $5.25. The warrants have a term of four years. The shares contain restrictions related to the sale or transfer of the shares, registration and voting rights. In March 2002, one of the investors purchased 100,000 shares of common stock at a price per share of $3.00 pursuant to the second closing provisions of the stock and warrant purchase agreement for total proceeds of $300,000. The remaining commitment under the stock and warrant purchase agreement is for an additional 300,000 shares with aggregate proceeds of $900,000. Pursuant to the second closing provisions of the stock and warrant purchase agreement, 50,000 warrants were issued to the investor.

     Our sales to Brilliant Digital Entertainment amounted to $144,000 in fiscal 1999. Mark Dyne, our chairman, and Kevin Bermeister, one of our directors, are also officers of Brilliant Digital Entertainment. $81,400 of accounts receivables was due from Brilliant Digital Entertainment at December 31, 1999.

     On February 1, 2001, 15,000 options held by Paul Markiles, a former director of the Company, were exercised.

TRANSACTIONS INVOLVING STRATEGIC RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS

     In October 1998, KG Investment, LLC, a Los Angeles-based private investment company, purchased 2,390,000 restricted shares of our common stock for an aggregate price of $2,688,750. KG Investment, LLC is currently a significant stockholder, owning approximately 27.3% of the outstanding shares of our common stock at December 31, 2001. KG Investment, LLC is also affiliated with Tarrant Apparel Group, our largest customer, because the owners of KG Investment, LLC are Gerard Guez, Chairman of the Board and Chief Executive Officer and a significant stockholder of Tarrant Apparel Group, and Todd Kay, President and a significant stockholder of Tarrant Apparel Group. Total sales to Tarrant for the years ended December 31, 2001, 2000 and 1999 amounted to approximately $18,438,000, $23,760,000 and $15,500,000. As of December 31, 2001, 2000 and
1999, accounts receivable related parties included approximately $4,995,000, $8,270,000 and $2,047,000 due from Tarrant. Terms are net 60 days. During the year ended December 31, 1999, we loaned Mr. Guez $75,000 in the form of an unsecured promissory note which bears interest at prime and is payable on demand.

     In connection with this investment, KG Investment, LLC agreed not to dispose of its shares of common stock before October 16, 2000, except to affiliated parties, without our prior written consent. After October 16, 2000, KG Investment, LLC may sell or transfer any of the shares in accordance with applicable law; provided that we have an assignable right of first refusal to purchase the shares upon the same or economically equivalent terms and conditions, if the sale is not made in accordance with the volume restrictions of Rule 144 under the Securities Act of 1933 or in connection with a public offering initiated by us. We granted KG Investment, LLC piggyback registration rights which entitles it to sell its shares of common stock in a registered public offering in the same proportion as shares of common stock sold in the same offering by any of Colin Dyne, Mark Dyne, the Estate of Harold Dyne, Larry Dyne or Jonathan Burstein.

     On December 22, 2000, we entered into an exclusive supply agreement with Azteca Production International, Inc., AZT International SA D RL, and Commerce Investment Group, LLC. Pursuant to this supply agreement we provide all trim-related products for certain programs manufactured by Azteca Production International. The agreement provides for a minimum aggregate total of $10,000,000 in annual purchases by Azteca Production International and its affiliates during each year of the three-year term of the agreement, if and to the extent, we are able to provide trim products on a basis that is competitive in terms of price and quality. For purposes of the supply agreement, the first year of the term is an 18-month period and each year after that date will be a 12-month period. In addition, we purchased trim inventory held by Azteca Production and its affiliates on December 22, 2000. Under the terms of the supply agreement, we issued 1,000,000 shares of restricted common stock to Commerce Investment Group, LLC, or approximately 11.4% the outstanding shares of our common stock at December 31, 2001. The shares of restricted stock were issued at the market price of our stock at the time of issuance. Total sales to Azteca for the years ended December 31, 2001 and 2000 amounted to approximately $9,016,000 and $1,878,000. As of December 31, 2001 and 2000, accounts receivable related parties included approximately $2,920,000 and $771,000 due from Azteca. Terms are net 60 days.

     On April 3, 2000, we entered into a ten-year exclusive license and distribution agreement with Talon, Inc. and its parent company, Grupo Industrial Cierres Ideal, S.A. de C.V. Under this agreement, we were the exclusive sales, marketing, distribution and e-commerce arm for "Talon" products for all customers in the United States, Mexico-based maquiladores, Canada and the Pacific Rim and had the exclusive license to market trim products under the "Talon" brand name. In exchange for these exclusive distribution rights, we issued 850,000 shares of Series B Convertible Preferred stock to Grupo Industrial Cierres Ideal, S.A. de C.V. After a period of 30 months, the shares were convertible into common stock once the average price per share of our common stock reached or exceeded $8.00 for a 30-day consecutive period. The preferred stock was automatically convertible into shares of common stock based on a rate of one minus the fraction of $2.50 over the average per share closing price of our common stock for the 30-day period preceding the conversion. The series B convertible preferred stock had a liquidation preference of $.001 per share, and was entitled to receive non-cumulative dividends on an as converted basis, if and when, such dividends were declared on our common stock and was redeemable by us under certain conditions as outlined in the agreement.

     On September 30, 2000, we purchased inventory from Grupo Industrial Cierres Ideal, S.A. de C.V. in exchange for an unsecured note payable in the amount of $2,830,024. The note payable was non-interest bearing and was due April 1, 2002. Imputed interest for the holding period of the note amounted to $272,000. The note was subordinate to the obligations due under our credit facility with UPS Capital. The note payable balance at December 21, 2001 was $2,767,182, net of imputed interest of $62,842.

     On December 21, 2001, we entered into an asset purchase agreement with Talon, Inc. and Grupo Industrial Cierres Ideal, S.A. de C.V. Pursuant to the asset purchase agreement, we acquired from Talon, Inc. and Grupo Industrial Cierres Ideal, S.A. de C.V: (1) certain inventory and equipment, (2) all patent rights held by Talon, Inc. and (3) all of Talon's rights to its trade names and trademarks bearing the TALON(R)name. In addition, the asset purchase agreement terminated the exclusive 10-year license and distribution agreement, dated as of April 3, 2000 by and among us, Grupo Industrial Cierres Ideal, S.A. de C.V. and Talon, Inc.

     Under the asset purchase agreement, we issued to Talon, Inc. 500,000 shares of common stock, par value $0.001 per share, a promissory note in the amount of $4,900,000 and $100,000 in cash held in escrow. The asset purchase agreement required Talon, Inc. to place 50,000 shares of our common stock and $100,000 in escrow for a period of 12 months to satisfy any indemnification claims we may have under the asset purchase agreement. The common stock was valued at the market value of our stock on the date of closing. The promissory note is unsecured, bears interest at prime plus 2% (6.75% at December 31, 2001) and is subordinated to our obligations under our senior credit facility with UPS Capital Global Trade Finance Corporation. In connection with the asset purchase agreement, we also entered into a mutual release with Talon, Inc. and Grupo Industrial Cierres Ideal, S.A. de C.V. pursuant to which Talon, Inc. and Grupo Industrial Cierres Ideal, S.A. de C.V. released us from our obligations under the unsecured note payable of $2,830,024 dated September 30, 2000 and other current liabilities under the exclusive license and distribution agreement. Further, 850,000 shares of our series B convertible preferred stock held by Grupo Industrial Cierres Ideal, S.A. de C.V. were cancelled at the closing of the asset purchase agreement.

     In accordance with the series C preferred stock purchase agreement entered into by us and Coats North America Consolidated, Inc., an affiliate of Coats, plc, on September 20, 2001, we issued 759,494 shares of series C convertible redeemable preferred stock to Coats North America Consolidated, Inc. in exchange for an equity investment from Coats North America Consolidated of $3 million cash. The series C preferred shares are convertible at the option of the holder after one year at the rate of the closing price multiplied by 125% of the ten-day average closing price prior to closing. The series C preferred shares are redeemable at the option of the holder after four years. If the holders elect to redeem the series C preferred shares, we have the option to redeem for cash at the stated value of $3 million or in the form of the our common stock at 85% of the market price of our common stock on the date of redemption. If the market price of our common stock on the date of redemption is less than $2.75 per share, we must redeem for cash at the stated value of the series C preferred shares. We can elect to redeem the series C preferred shares at any time for cash at the stated value. The preferred stock purchase agreement provides for cumulative dividends at a rate of 6% of the stated value per annum, payable in cash or our common stock. Each holder of the series C preferred shares has the right to vote with our common stock based on the number of our common shares that the series C preferred shares could then be converted into on the record date. As of the record date, Coats North America Consolidated, Inc. is allowed to vote 607,288 shares of our common stock pursuant to the series C preferred stock agreement.

ITEM 2:    PROPOSAL TO AMEND THE 1997 STOCK PLAN
--------------------------------------------------------------------------------

GENERAL

     The Board of Directors has approved an amendment (the "Plan Amendment") to the Tag-It Pacific, Inc. 1997 Stock Plan to increase the number of shares of common stock available for issuance under the 1997 Plan from 2,077,500 shares to 2,277,500 shares. The 1997 Plan is attached hereto as Appendix A. The Plan Amendment is being submitted to the Company's stockholders for approval.

     The Board of Directors approved the Plan Amendment to ensure that a sufficient number of shares of common stock are available for issuance under the 1997 Plan. At April 19, 2002, only 531,500 shares remained available for grants of awards under the 1997 Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares available for awards under the 1997 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

     At April 19, 2002, the last reported sales price of the common stock on the American Stock Exchange was $3.75 per share.

SUMMARY OF THE 1997 PLAN

     PURPOSE. The purpose of the 1997 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders.

     ADMINISTRATION. The 1997 Plan may be administered by the Board of Directors, or a committee of two or more directors appointed by the Board of Directors whose members serve at the pleasure of the Board. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors. The party administering the 1997 Plan is referred to as the "Administrator." Subject to the provisions of the 1997 Plan, the Administrator has full and final authority to (i) select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the 1997 Plan, (ii) determine the type, size and terms of individual awards to be made to each person selected, (iii) determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards,
(iv) amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (v) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the 1997 Plan, and (vii) make any and all other determinations which the Administrator determines to be necessary or advisable in the administration of the 1997 Plan. The Administrator has full power and authority to administer and interpret the 1997 Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the 1997 Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     ELIGIBILITY. Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), is eligible to be considered for the grant of awards under the 1997 Plan. No Participant may receive awards representing more than 25% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 1997 Plan. At April 19, 2002, approximately 87 officers, directors and employees of the Company were eligible to receive awards under the 1997 Plan.

     TYPES OF AWARDS. Awards authorized under the 1997 Plan may consist of any type of arrangement with a Participant that, by its terms, involves or might involve or be made with reference to the issuance of shares of the Company's common stock, or a derivative security with an exercise or conversion price related to the common stock or with a value derived from the value of the common stock. Awards are not restricted to any specified form or structure and may include sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of award which the Administrator shall determine is consistent with the objectives and limitations of the 1997 Plan. An award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     CONSIDERATION. The common stock or other property underlying an award may be issued for any lawful consideration as determined by the Administrator, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. An award may provide for a purchase price of the common stock or other property at a value less than the fair market value of the common stock or other property on the date of grant. In addition, an award may permit the recipient to pay the purchase price of the common stock or other property or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the number of shares of common stock or the amount of other property otherwise issuable pursuant to such award.

     TERMINATION OF AWARDS. All awards granted under the 1997 Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of common stock not purchased thereunder shall again be available for issuance under the 1997 Plan.

     AMENDMENT AND TERMINATION OF THE 1997 PLAN. The Administrator may amend the 1997 Plan at any time, may suspend it from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which materially increases the number of shares for which awards may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to recipients of awards under the 1997 Plan. However, no such action by the Board of Directors or stockholders may unilaterally alter or impair any award previously granted under the 1997 Plan without the consent of the recipient of the award. In any event, the 1997 Plan shall terminate on October 1, 2007 (ten years following the date it was approved by the Company's stockholders) unless sooner terminated by action of the Board of Directors. The 1997 Plan was first amended in fiscal 1999 to increase the number of shares of common stock available for issuance under the 1997 Plan from 562,500 shares to 1,177,500 shares. The 1997 Plan was further amended in fiscal 2000 to increase the number of shares of common stock available for issuance under the amended 1997 Plan from 1,177,500 shares to 1,777,500 shares and again in fiscal 2001 to increase the number of shares of common stock available for issuance under the amended 1997 Plan from 1,777,500 shares to 2,077,500 shares . The Company's stockholders approved the first amendment to the plan at the 1999 Annual Meeting of stockholders, the second amendment to the plan at the 2000 Annual Meeting of stockholders and the third amendment to the plan at the 2001 Annual Meeting of the stockholders.

     EFFECT OF SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934. The acquisition and disposition of common stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the 1997 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an Insider within six months before or after a sale of common stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 1997 Plan is designed to comply with Rule 16b-3.

FEDERAL INCOME TAX CONSEQUENCES FOR STOCK OPTIONS

     As of April 19, 2002, the only type of award granted by the Company under the 1997 Plan has been stock options. The following is a general discussion of the principal United States federal income tax consequences of both "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and non-statutory stock options ("Non-statutory Stock Options") based upon the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 1997 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

     CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the common stock received upon exercise within two years from the date such option was granted or one year from the date such option is exercised (the "ISO Holding Period Requirements"), the optionee will recognize long-term capital gain or loss when he or she disposes of his or her common stock. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the common stock at the time of disposition.

     If the optionee disposes of the common stock acquired upon exercise of an Incentive Stock Option without satisfying the ISO Holding Period Requirements, any amount realized from such "disqualifying disposition" will be taxed at ordinary income tax rates in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares of common stock on the date the Incentive Stock Option was exercised or (b) the fair market value of such shares at the time of such disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares of common stock on the date of exercise will be treated as long-term or short-term capital gain depending upon the length of time the shares have been held.

     The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the ISO Holding Period Requirements have not been satisfied.

     For alternative minimum tax purposes, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares of common stock are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition of the shares. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

     CONSEQUENCES TO EMPLOYEES: NON-STATUTORY STOCK OPTIONS. No income generally is recognized by a holder of Non-statutory Stock Options at the time Non-statutory Stock Options are granted under the 1997 Plan. In general, at the time shares of common stock are issued to a holder pursuant to the exercise of Non-statutory Stock Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

     A holder will recognize gain or loss on the subsequent sale of common stock acquired upon exercise of Non-statutory Stock Options in an amount equal to the difference between the sales price and the tax basis of the common stock, which will include the exercise price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Stock Options. Provided the shares of common stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

     CONSEQUENCES TO THE COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to the Company as a result of the disposition of common stock acquired upon exercise of an Incentive Stock Option if the disposition is not a "disqualifying disposition." At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee at ordinary income tax rates.

     CONSEQUENCES TO THE COMPANY: NON-STATUTORY STOCK OPTIONS. Generally, the Company will be entitled to a deduction for federal income tax purposes in the Company's taxable year in which the optionee's taxable year of income inclusion ends and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Stock Options.

REQUIRED VOTE

     The approval of the Plan Amendment requires the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of the Company's common stock present or represented and entitled to vote on this matter at the Annual Meeting. An abstention will be counted toward the tabulation of votes cast and will have the same effect as a vote against the proposal. A broker non-vote, however, will not be treated as a vote cast for or against approval of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT.

                             PRINCIPAL STOCKHOLDERS

     The following table presents information regarding the beneficial ownership of our common stock as of April 19, 2002:

     o each person who is known to us to be the beneficial owner of more than 5.0% of our outstanding common stock;

     o    each of our directors;

     o    the Named Executive Officers; and

     o    all of our directors and executive officers as a group

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at April 19, 2002. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

     The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person's name.


                                                             NUMBER OF      PERCENT OF
NAME OF BENEFICIAL OWNER                                      SHARES           CLASS
-----------------------------------------------------      -------------    ----------
DIRECTORS:
Colin Dyne (1).......................................         1,992,580         20.7%
Mark Dyne (2)........................................         1,065,512         11.0%
Kevin Bermeister (3).................................           192,117          2.1%
Jonathan Burstein (4)................................           200,798          2.1%
Brent Cohen (5)......................................            40,000             *
Michael Katz (6).....................................            20,000             *

NON-DIRECTOR NAMED EXECUTIVE OFFICERS:
Jonathan Markiles (7) ...............................           131,588          1.4%
Ronda Sallmen (8) ...................................            65,000             *

5% HOLDERS:
KG Investment, LLC
3151 East Washington Blvd.
Los Angeles, CA  90023...............................         2,390,000         25.8%

The Estate of Harold Dyne (9)........................           757,507          8.1%

Talon, Inc.
c/o Grupo Industrial Cierres Ideal
Paseo de la Reforma Num. 2608 PH
Col. Lomas Altas
Mexico D.F., 11950 ..................................           500,000          5.4%


                                    Page 23


Harris Toibb.
307 21st Street
Santa Monica, CA  90402 (10).........................           549,998          5.8%

Commerce Investment Group, LLC
5804 E. Slauson Ave., Commerce, CA 90046 ............         1,000,000         10.8%

Coats North America Consolidated, Inc.
Two Lake Point Plaza
4135 South Stream Blvd.
Charlotte, NC  28217 (11) ...........................           607,288          6.1%

Directors and executive officers as a group (8
persons) (12) .......................................         3,707,595         35.5%

* Less than one percent.

(1) Includes 335,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable and 1,000,000 shares of common stock owned by Commerce Investment Group, LLC which are voted by Colin Dyne pursuant to a voting agreement.
(2) Includes 243,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable, 83,334 shares of common stock reserved for issuance upon exercise of warrants which currently are exercisable and 111,111 shares of common stock reserved for issuance upon conversion of debt which is currently convertible.
(3) Consists of 35,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(4) Includes 105,010 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(5) Consists of 40,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(6) Consists of 20,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(7) Includes 78,340 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable and 39,235 shares of common stock reserved for issuance upon exercise of warrants which currently are exercisable.
(8) Includes 65,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.
(9) Harold Dyne served as our President until his death in October 1999. The estate of Mr. Dyne exercises beneficial ownership over shares which he previously held. The shares consist of 659,507 shares of common stock held by H&A Dyne Holdings, LP and 98,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(10) Includes 183,332 shares of common stock reserved for issuance upon exercise of warrants which are currently exercisable.
(11) Includes 759,494 shares of series C convertible redeemable preferred stock, convertible into 607,288 shares of common stock. The shares are convertible at the election of the holder after September 20, 2002 and are entitled to vote with our common stock based on the number of common shares that the series C preferred shares could be converted into on the record date.
(12) Includes 921,350 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable, 1,000,000 shares of common stock owned by Commerce Investment Group, LLC which are voted by Colin Dyne pursuant to a voting agreement, 111,111 shares of common stock reserved for issuance upon conversion of debt which is currently convertible and 122,569 shares of common stock reserved for issuance upon exercise of warrants which currently are exercisable.

     The information as to shares beneficially owned has been individually furnished by the respective directors, named executive officers, and other stockholders of the company, or taken from documents filed with the Securities and Exchange Commission.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with all
Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2001, all of the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements with the exception of the following:
Each of KG Investment, LLC and Commerce Investment Group, LLC filed one late Form 3 and one late Form 5 reporting one late transaction; Hubert Guez filed one late Form 3 and one late Form 5, reporting three late transactions; Mark Dyne filed one late Form 5 reporting one late transaction; and each of Gerard Guez and Todd Kay filed one late Form 3 reporting one late transaction.

                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 2003 Annual Meeting of stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by February 14, 2003. In addition, in the event a stockholder proposal is not received by the Company by April 16, 2003, the Proxy to be solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2003 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

     SEC rules and regulations provide that if the date of the Company's 2003 Annual Meeting is advanced or delayed more than 30 days from the date of the 2002 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2003 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2003 Annual Meeting. Upon determination by the Company that the date of the 2003 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2002 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for fiscal 2001 and have been selected by the Board of Directors to serve as independent auditors for fiscal 2002. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO RONDA SALLMEN, CHIEF FINANCIAL OFFICER, TAG-IT PACIFIC, INC., 21900 BURBANK BOULEVARD, SUITE 270, WOODLAND HILLS, CALIFORNIA 91367.

                              ON BEHALF OF THE BOARD OF DIRECTORS

                              /s/ Ronda Sallmen
                              Ronda Sallmen
                              Chief Financial Officer


Tag-It Pacific, Inc.,
21900 Burbank Boulevard, Suite 270,
Woodland Hills, California 91367

April 22, 2002

                                  APPENDIX "A"

                              AMENDED AND RESTATED

                             1997 STOCK OPTION PLA N


1. PURPOSE OF THE PLAN.

The purpose of this 1997 Stock Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Tag-It Pacific, Inc. (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders.

2. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") whose members shall serve at the pleasure of the Board. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board.

The Board shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.

3. PERSONS ELIGIBLE UNDER THE PLAN.

Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), shall be eligible to be considered for the grant of Awards under the Plan.

4. AWARDS.

(a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with a Participant that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") or
(ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.


                                    Page A-1

(b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

(d) GUIDELINES. The Board may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

(e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

(i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (an "Incentive Stock Option");

(ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

(iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.

(f) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant's rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

(g) MAXIMUM GRANT OF AWARDS TO ANY PARTICIPANT. No Participant shall receive Awards representing more than 25% of the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan as set forth in
Section 5 hereof.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Stock Options) shall not exceed an aggregate of 2,077,500 shares of Common Stock, subject to adjustment as provided in Section 7 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the


                                    Page A-2

Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and
(ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

6. PAYMENT OF AWARDS.

The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that all or a portion of a payment to that Participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

7. DILUTION AND OTHER ADJUSTMENT.

In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities as a class (other than cash dividends), then the Board may, but it shall not be required to, make such equitable adjustments to the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Participant in any fiscal year) as the Board in its sole discretion determines appropriate, including any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

8. MISCELLANEOUS PROVISIONS.

(a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

(b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

(c) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

(d) ASSIGNMENT OR TRANSFER. Subject to the discretion of the Board, and except with respect to Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan or any rights or interests therein shall be assignable or transferable.

(e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall from time to time adopt.

(f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect


                                    Page A-3
to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

(g) NO RIGHTS TO AWARD. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.

(h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Participant receiving an Award.

(i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

9. AMENDMENTS AND TERMINATION.

(a) AMENDMENTS. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

(b) STOCKHOLDER APPROVAL. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

(c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after October 1, 2007.

10. EFFECTIVE DATE.

The Plan is effective on October 1, 1997, the date on which it was adopted by the Board of Directors of the Company and the holders of the majority of the Common Stock of the Company.

11. GOVERNING LAW.

The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of Delaware applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.


                                    Page A-4

                              TAG-IT PACIFIC, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of Tag-It Pacific, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Colin Dyne and Ronda Sallmen, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 14, 2002, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.   To elect the following two nominees as Class II directors:

                  Michael Katz                     Jonathan Burstein

                    |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

                    |_|  WITHHELD for all nominees listed above

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

              --------------------------------------------------------------

              The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.   To amend the Company's 1997 Stock Plan to increase the maximum number of shares of common stock which may be issued pursuant to awards granted under the plan.

         |_| FOR                  |_| AGAINST                 |_| ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated April 22, 2002 and the accompanying Proxy Statement relating to the Annual Meeting.

                                Dated:___________________________, 2002

                                Signature:_____________________________

                                Signature:_____________________________
                                Signature(s) of Stockholder(s)
                                (See Instructions Below)

                                The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                 |_| Please indicate by checking this box if you
                     anticipate attending the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE


                                    Page A-5